Pruco Life Insurance Company of New Jersey
[Newark, New Jersey 07102]
A Stock Company of The Prudential Insurance Company of America

Home Address: [213 Washington Street, Newark, New Jersey 07102]

Insured              [JOHN DOE]                                                                      [XX XXX XXX]                                       Policy Number
[AUG 1, 2015]                                     Contract Date

Agency              [R-NK 1]

Individual Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, any persistency credit added, and charges.  Non-participating.

We will promptly pay the beneficiary the death benefit described under the Death Benefit Provisions of this contract if we receive due proof that the Insured died.  We make this promise subject to all the provisions of this contract.

The death benefit amount and duration of coverage depend on the death benefit option, the payment of premiums, the investment experience of the separate account(s), any interest credited to the fixed investment options, any persistency credit added, and the charges taken.

The death benefit amount, the duration of the coverage and cash values that are based on the investment experience of the separate account(s) are not guaranteed and will decrease or increase in accordance with investment experience.
There is no guaranteed minimum cash value.

If there is ever a question about this contract, please see a Pruco Life Insurance Company of New Jersey representative or contact one of our offices.

Right to Cancel Contract

You may return this contract to us on or before the tenth day after delivery of the contract.  All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you.  It will be canceled and we will return your premiums.

Signed for Pruco Life Insurance Company of New Jersey,
a New Jersey Corporation.

                       [                ] [                            ]

Secretary                                                              President

PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company of New Jersey.

MPVNLG-2015                                                                                                                                NY

GUIDE TO CONTENTS
  Page
Contract Data                                                                                                                                                3
Insured's Information; Rating Class; Basic Contract Information; Insurance Department Contact Information; Notice; Type of
Death Benefit; Life Insurance on the Insured; Other Benefits (if applicable); Minimum Initial Premium; Planned Premium;
Contract Limitations; Adjustments to Premium Payments; Adjustments to the Contract Fund; Schedule of Surrender Charges;
Variable Investment Options; Fixed Rate Option; Long Term Fixed Rate Option; Initial Allocation of Invested Premium
Amounts

Tables                                                                                                                                                           4
Table Of Limited No-Lapse Guarantee Values; Table Of Maximum Monthly Insurance Rates Per $1,000 of Net Amount At Risk;
Table Of Attained Age Factors

Definitions                                                                                                                                                      5

The Contract                                                                                                                                                   5
Entire Contract; Contract Modifications; Incontestability

Ownership                                                                                                                                                      6

Death Benefit Provisions                                                                                                                                  6
Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit

Decrease in Basic Insurance Amount                                                                                                                7
Surrender Charge on Decreases

Cost Of Insurance                                                                                                                                            8

Changing The Type Of Death Benefit                                                                                                                  8

Beneficiary                                                                                                                                                       9

Premium Payment                                                                                                                                            9
Payment of Premiums; Planned Premium; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund                                                                                                                                                10
Cash Value; Net Cash Value; Net Amount at Risk; Valuation of Variable Investment Options

Default                                                                                                                                                           11
Excess Contract Debt Default; Cash Value Default; Notice of Default and Grace Period

Limited No-Lapse Guarantee                                                                                                                            11

Persistency Credit                                                                                                                                           12
Allocation of Persistency Credit

Reinstatement                                                                                                                                                 12

Separate Account                                                                                                                                            13
Separate Account; Variable Investment Options; Separate Account Investments; Change in Investment Policy

Fixed Investments                                                                                                                                            13

MPVNLG-2015                                                                           Page 2                                                      NY

Transfers                                                                                                                                                         14
Dollar Cost Averaging

Surrender                                                                                                                                                        14
Cash Value Option; Fixed Reduced Paid-Up Insurance

Withdrawals                                                                                                                                                     15
Effect on Contract Fund; Effect on Basic Insurance Amount

Loans                                                                                                                                                              15
Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Effect on Contract Fund

General Provisions                                                                                                                                            17
Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors
Subject To Change; Non-Participating; Applicable Tax Law; Age 121

Basis of Computation                                                                                                                                        18
Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options                                                                                                                                            19
Options Described; Interest Rate

Settlement Options Tables                                                                                                                                  20

A copy of the application and any riders or endorsements can be found at the end of the contract.

MPVNLG-2015                                                                           Page 2A                                                      NY

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MPVNLG-2015                                                                           Page 2B

PROCESSING DATE: [XXX XX, XXXX]

CONTRACT DATA

Insured’s Information

[JOHN DOE]     [Male],     Issue Age [35]

Rating Class

[Nonsmoker]

Basic Contract Information

Policy Number                                       [xx xxx xxx]
Contract Date                                        [August 1, 2015]
Premium Period                                    During the life of the Insured up to attained age 121
Beneficiary                                             [MARY DOE, wife]

Loan Interest Rate                                                   3.00%
Preferred Loan Interest Rate                                 2.05%

Insurance Department Contact Information

[New York State Department of Financial Services]
[Telephone Number: 800-342-3736]

Notice

Any excess interest is not guaranteed and we have the right to change the amount of interest credited to the policy and the amount of cost of insurance and other expense charges deducted under the policy.  This may require more premium to be paid than was illustrated or the cash values may be less than those illustrated.  This policy may not mature even if planned premiums are paid due to changes in the investment performance of the variable investment options, any excess interest, changes in the current expense and cost of insurance charges, changes in the type of death benefit, requested changes in the basic insurance amount, or because loans or withdrawals are taken.

Type of Death Benefit (see Death Benefit Provisions)

[Type A]

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MPVNLG-2015                                                                                                           Page 3 NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

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Life Insurance on the Insured

Basic Insurance Amount                                                                                               [$250,000.00]

[Rider VL 197 B]
Rider For Flexible Term Insurance Benefit on
Life of Insured (Target Term Rider).
The Term Period starts on the Contract Date.

Coverage Amount                                                                                                    [$100,000.00] ]

[Target Coverage Amount                                                                                             [$350,000.00]  ]

[Other Benefit(s) on the Insured (see appropriate form for details)]

[Rider VL 100 B4 - Payment of Invested Premium Amount Benefit Upon Insured’s Total Disability.]

[Rider VL 110 B - Rider For Insured’s Accidental Death Benefit.

Amount                                                                                                      [$25,000.00] ]

[Rider PLY 123 – Rider for Excess Loan Protection.]

[Rider ORD 87241 - Settlement Options to Provide Acceleration of Death Benefits.]

[Insurance on All Other Insureds (see appropriate form for details)]

[Rider VL 182 B on the life of each dependent child - Level Term Insurance Benefit on Dependent Children.

Amount                                                                                        [$25,000.00] ]

[Rider VL 184 B on the life of each dependent child - Level Term Insurance Benefit on Dependent Children.

Amount                                                                                        [$25,000.00] ]

Minimum Initial Premium

The minimum initial premium due on the Contract Date is [$125.37].

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MPVNLG-2015                                                                                                           Page 3A

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

CONTRACT DATA CONTINUED

Planned Premium

[The planned premium due on the Contract Date and at intervals of [12] months thereafter is [$500.00].]

Contract Limitations

The minimum premium we will accept is $25.00.

The minimum Basic Insurance Amount is [$250,000.00.]
The minimum decrease in Basic Insurance Amount is $10,000.00.
[The maximum Rider For Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is [$1,000,000.00].]

[The minimum Rider For Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is [$5,000.00].]
[The minimum decrease in Rider For Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is [$10,000.00].]

The minimum amount you may withdraw is $500.00.

Adjustments to Premium Payments

From each premium paid we will:

subtract a premium–based administrative charge of up to 7.5% of the premium paid.

subtract a charge for sales expenses at a rate of up to 6% of the premium paid.

The remainder of the premium is the invested premium amount.

Adjustments to the Contract Fund

On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the contract fund by:

adding any invested premium amounts.

adding any increase due to investment results of the variable investment options.
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MPVNLG-2015                                                                                                           Page 3B NY

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POLICY NO. [XX XXX XXX]

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adding guaranteed interest at an effective annual rate of 2% (0.00542552% a day) on that portion of the contract fund that is in the Fixed Rate Option (see Fixed Investments).

adding guaranteed interest at an effective annual rate of 2% (0.00542552% a day) on that portion of the contract fund that is in the Long Term Fixed Rate Option (see Fixed Investments).

adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is in the Fixed Rate Option.

adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is in the Long Term Fixed Rate Option.

adding guaranteed interest to the portion of the contract fund that has been loaned at an effective annual rate of 2% (0.00542552% a day).

subtracting any decrease due to investment results of the variable investment options.

subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45% (0.00123012% a day) for mortality and expense risks we assume.

subtracting any withdrawals.

subtracting an administrative charge of up to $25.00 for any withdrawals.

subtracting an administrative charge of up to $25.00 for any decrease in basic insurance amount.

subtracting an administrative charge of up to $25.00 for each transfer between investment options exceeding twelve in any contract year.

subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

[subtracting an administrative charge of up to $25.00 for any decrease in the coverage amount for the Rider For Flexible Term Insurance Benefit on Life of Insured (Rider VL 197 B).]

And on each monthly date, we will adjust the contract fund by:

adding a persistency credit. A persistency credit at an effective annual rate of 0.40% will be credited to policies in force at least 14 years and not in default (see Persistency Credit).

subtracting a monthly charge for administrative expenses of up to:
[$0.12] per $1,000 of the basic insurance amount plus $9.00;
changing on [AUG 1, 2022] to [$0.00] per $1,000 of the basic insurance amount plus $9.00 thereafter.

subtracting a monthly charge for the cost of insurance (see Cost of Insurance).
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MPVNLG-2015                                                                                                           Page 3C NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

CONTRACT DATA CONTINUED

[subtracting a monthly charge for the cost of insurance for the Rider For Flexible Term Insurance Benefit on Life of Insured (Rider VL 197 B) using the method described in the rider under Rider Charges.]

[subtracting a monthly administrative charge for the Rider For Flexible Term Insurance Benefit on Life of Insured of up to:
[$0.13] per $1,000 of the rider coverage amount. ]

[subtracting a monthly charge for the Payment of Invested Premium Amount Benefit Upon Insured’s Total Disability (Rider VL 100 B4 of [7.519%] of the current total disability benefit as described in the Total Disability Benefit provision of the rider (this charge is waived during periods of total disability as described in the rider).]

[subtracting a maximum monthly charge for Insured’s Accidental Death Benefit (Rider VL 110 B) of [$1.66].]

[subtracting a maximum monthly charge for Level Term Insurance Benefit on Dependent Children (Rider VL 182 B) of [$10.40] payable until [AUG 1, 2055].]

[subtracting a maximum monthly charge for Level Term Insurance Benefit on Dependent Children (Rider VL 184 B) of [$10.40] payable until [AUG 1, 2055].]

[subtracting a single charge for Rider for Excess Loan Protection (Rider PLY 123) when the rider is exercised of no more than [3.5%] of the contract fund.]

Schedule of Surrender Charges

For a full surrender of the contract, the charge we will deduct from the contract fund is shown below.

For a Surrender Occurring During Contract Year	The Surrender Charge is:
[1]	[$4,650.90]
[2]	[$4,399.50]
[3]	[$4,148.10]
[4]	[$3,896.70]
[5]	[$3,666.25]

[6]	[$3,268.20]
[7]	[$2,472.10]
[8]	[$2,472.10]
[9]	[$2,472.10]
[10]	[$2,451.15]
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MPVNLG-2015                                                                                                           Page 3D NY

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For a Surrender Occurring During Contract Year	The Surrender Charge is:
[11]	[$1,948.35]
[12]	[$1,466.50]
[13]	[$963.70]
[14]	[$481.85]
[15] and later	[$0.00]

We may also deduct a surrender charge when you decrease the basic insurance amount, change the type of death benefit, or make a withdrawal.  (See Decrease in Basic Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)

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MPVNLG-2015                                                                                                           Page 3E NY

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POLICY NO. [XX XXX XXX]

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Variable Investment Options

The Pruco Life of New Jersey Variable Appreciable Account

This account is registered with the SEC under the Investment Company Act of 1940.  Each investment option of this account invests in a specific portfolio of The Prudential Series Fund and such other funds as we may specify from time to time.  The Prudential Series Fund and other funds identified below are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies.  Shares in all funds are currently offered continuously, without surcharges, at prices equal to the net asset value of the portfolios.  Redemptions are at prices equal to the net asset value of the portfolios. The net asset value is determined once daily on each day the New York Stock Exchange is open for business.

Shares of the Pruco Life of New Jersey Variable Appreciable Account are purchased when:
1.	You pay a premium (see Premium Payment) or a charge to reinstate the contract (see Reinstatement);
2.     You transfer an amount into a subaccount (see Transfers); and
3.     You repay a loan (see Loans).

Shares of the Pruco Life of New Jersey Variable Appreciable Account are sold when:
1.     You make a new loan or increase an existing loan (see Loans);
2.     You make a withdrawal (see Withdrawals);
3.     You transfer an amount out of a subaccount (see Transfers);
4.     You surrender the contract for its net cash value (see Surrender);
5.	We subtract charges from the contract fund (see Contract Fund and Adjustments to the Contract Fund); and
6.	We make a partial surrender charge associated with a decrease in the basic insurance amount (see Change In Basic Insurance Amount and Changing The Type of Death Benefit).

The contract fund value changes daily, reflecting increases or decreases in the value of the variable portfolio(s) in which the assets of this account are invested. See Adjustments to the Contract Fund for all factors that impact the Contract Fund value.

The Prudential Series Fund

[PSF Conservative Balanced Portfolio]
[PSF Diversified Bond Portfolio]
[PSF Equity Portfolio]
[PSF Flexible Managed Portfolio]
[PSF Global Portfolio]
[PSF High Yield Bond Portfolio]
[PSF Jennison Portfolio]
[PSF Jennison 20/20 Focus Portfolio]
[PSF Money Market Portfolio]
[PSF Natural Resources Portfolio]
[PSF Small Capitalization Stock Portfolio]
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MPVNLG-2015                                                                                                           Page 3F NY

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[PSF SP Prudential U.S. Emerging Growth Portfolio]
[PSF SP Small Cap Value Portfolio]
[PSF Stock Index Portfolio]
[PSF Value Portfolio]

[Advanced Series Trust]

[AST Advanced Strategies Portfolio]
[AST Balanced Asset Allocation Portfolio]
[AST BlackRock Global Strategies Portfolio]
[AST BlackRock Low Duration Bond Portfolio]
[AST BlackRock/Loomis Sayles Bond Portfolio]
[AST Cohen & Steers Realty Portfolio]
[AST FI Pyramis (R) Quantitative Portfolio]
[AST Goldman Sachs Mid-Cap Growth Portfolio]
[AST Herndon Large-Cap Value Portfolio]
[AST International Value Portfolio]
[AST J.P. Morgan International Equity Portfolio]
[AST J.P. Morgan Strategic Opportunities Portfolio]
[AST Large-Cap Value Portfolio]
[AST Loomis Sayles Large-Cap Growth Portfolio]

[AST MFS Global Equity Portfolio]
[AST MFS Growth Portfolio]
[AST Preservation Asset Allocation Portfolio]
[AST Prudential Growth Allocation Portfolio]
[AST RCM World Trends Portfolio]
[AST Schroders Global Tactical Portfolio]
[AST Small-Cap Growth Opportunities Portfolio]
[AST Small-Cap Growth Portfolio]
[AST Small-Cap Value Portfolio]
[AST T. Rowe Price Asset Allocation Portfolio]
[AST T. Rowe Price Large-Cap Growth Portfolio]
[AST T. Rowe Price Natural Resources Portfolio]
[AST Templeton Global Bond Portfolio]
[AST Wellington Management Hedged Equity Portfolio]
1613
[American Funds Insurance Series]

[American Funds IS Blue Chip Income and Growth Fd]
[American Funds IS Growth Fund (SM)]
[American Funds IS Growth-Income Fund (SM)]
[American Funds IS International Fund (SM)]

[The Dreyfus Corporation] 5

[The Dreyfus Socially Responsible Growth Fund]
CONTRACT DATA CONTINUED ON NEXT PAGE

MPVNLG-2015                                                                                                           Page 3G

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POLICY NO. [XX XXX XXX]

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[Dreyfus Investment Portfolios]

[Dreyfus MidCap Stock – Service Shares]

[Fidelity Variable Insurance Products Funds]

[FIDELITY VIP CONTRAFUND PORTFOLIO]
[FIDELITY VIP INDEX 500 PORTFOLIO]
[FIDELITY VIP MIDCAP PORTFOLIO]

[Franklin Templeton Variable Insurance Products Trust]

[Franklin Income VIP Fund]
[Franklin Mutual Shares VIP Fund]
[Templeton Growth VIP Fund]

[Invesco Advisers, Inc.]13

[Invesco V.I. Growth and Income, Series I Fund]

[Janus Aspen Series]

[Janus Aspen Overseas Portfolio]

[JP Morgan Insurance Trust] 15

[JPMorgan Insurance Trust Intrepid Mid Cap Class I]

[M Fund, Inc.]

[M Capital Appreciation Fund]
[M International Equity Fund]
[M Large Cap Growth Fund]
[M Large Cap Value Fund]

[MFS Variable Insurance Trust]

[MFS Total Return Bond Series]
[MFS Utilities Series IC]
[MFS Value Series]

[Neuberger Berman Advisers Management Trust]

[Neuberger Berman AMT Socially Responsive]
CONTRACT DATA CONTINUED ON NEXT PAGE

MPVNLG-2015                                                                                                           Page 3H

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

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Fixed Rate Option

The Fixed Rate Option is funded by the general account of the Company. It is described in the Fixed Investments provision of this contract.

Long Term Fixed Rate Option

The Long Term Fixed Rate Option is funded by the general account of the Company.  It is described in the Fixed Investments provision of this contract.  We expect to credit a higher rate of excess interest to the Long Term Fixed Rate Option than is credited to the Fixed Rate Option, however, there is no guarantee this will occur.  Transfers out of the Long Term Fixed Rate Option may also be subject to different limitations or restrictions

Initial Allocation of Invested Premium Amounts

[Fixed Rate Option]                                                                                                       [100%]

END OF CONTRACT DATA

MPVNLG-2015                                                                                                                     Page 3I

                                                                                    PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

TABLE(S)

Table of Limited No-Lapse Guarantee Values

The amounts below are not cash amounts that you can realize by surrendering the contract, nor are they death benefits payable. They are amounts used solely to determine whether the contract is protected against default on a monthly date as described under Limited No-Lapse Guarantee.

These values are used to determine the limited no-lapse guarantee as described under Limited No-Lapse Guarantee. Whether or not you have the protection described in the Limited No-Lapse Guarantee provision depends upon your accumulated premium payments minus your accumulated withdrawals. The amount needed to maintain a Limited No-Lapse Guarantee increases monthly. The values on contract anniversaries are shown below. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.  At any time, you may ask us for the amount required to maintain the Limited No-Lapse Guarantee.

The Limited No-Lapse Guarantee period is the first 10 contract years.

Contract Anniversary	Limited No-Lapse Guarantee Value
Contract Date	[$0.00]
[1st]	[$1,501.48]
[2nd]	[$3,048.01]
[3rd]	[$4,640.93]
[4th]	[$6,281.64]
[5th]	[$7,971.57]
[6th]	[$9,712.20]
[7th]	[$11,505.05]
[8th]	[$13,351.68]
[9th]	[$15,253.71]
[10th]	[$17,212.80]

TABLE(S) CONTINUED ON NEXT PAGE

MPVNLG-2015                                                                                                           Page 4 NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

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Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[1]	[0.09333]	[34]	[1.75917]
[2]	[0.09750]	[35]	[1.91917]
[3]	[0.10333]	[36]	[2.10583]
[4]	[0.11083]	[37]	[2.33250]
[5]	[0.11750]	[38]	[2.59750]

[6]	[0.12667]	[39]	[2.87667]
[7]	[0.13750]	[40]	[3.17667]
[8]	[0.15083]	[41]	[3.50333]
[9]	[0.16667]	[42]	[3.87167]
[10]	[0.18417]	[43]	[4.30000]

[11]	[0.20333]	[44]	[4.79750]
[12]	[0.22250]	[45]	[5.35500]
[13]	[0.23833]	[46]	[5.97667]
[14]	[0.25083]	[47]	[6.65250]
[15]	[0.26667]	[48]	[7.36833]

[16]	[0.28750]	[49]	[8.15000]
[17]	[0.31417]	[50]	[9.01917]
[18]	[0.34667]	[51]	[9.98583]
[19]	[0.38417]	[52]	[11.04917]
[20]	[0.43167]	[53]	[12.19833]

[21]	[0.48500]	[54]	[13.42000]
[22]	[0.54000]	[55]	[14.70167]
[23]	[0.59333]	[56]	[15.97833]
[24]	[0.64667]	[57]	[17.23500]
[25]	[0.70917]	[58]	[18.55167]

[26]	[0.78500]	[59]	[19.94000]
[27]	[0.87750]	[60]	[21.40250]
[28]	[0.98500]	[61]	[22.85083]
[29]	[1.10250]	[62]	[24.26500]
[30]	[1.22500]	[63]	[25.77167]

[31]	[1.35250]	[64]	[27.37833]
[32]	[1.48167]	[65]	[29.09250]
[33]	[1.61667]	[66]	[30.73000]
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MPVNLG-2015                                                                                                           Page 4A

PROCESSING DATE: [XXX XX, XXXX]
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TABLE(S) CONTINUED

Contract Year	Maximum Monthly Rate	Contract Year	Maximum Monthly Rate
[67]	[32.18250]	[77]	[52.48583]
[68]	[33.72750]	[78]	[55.23583]
[69]	[35.37000]	[79]	[58.14583]
[70]	[37.10583]	[80]	[61.22083]
[71]	[38.93417]	[81]	[64.46917]

[72]	[40.87500]	[82]	[67.89667]
[73]	[42.93417]	[83]	[71.51083]
[74]	[45.11917]	[84]	[75.31667]
[75]	[47.43500]	[85]	[79.30583]
[76]	[49.88750]	[86]	[83.33333]

We may charge less than the maximum monthly rates.  From time to time, we will consider the need to change the rates we charge. We describe the factors we use to determine such changes under General Provisions.

See the Basis of Computation for a description of the basis we use to compute these rates.

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MPVNLG-2015                                                                                                           Page 4B

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Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

Contract Year	Factors	Contract Year	Factors
[1]	[2.50]	[31]	[1.20]
[2]	[2.50]	[32]	[1.19]
[3]	[2.50]	[33]	[1.18]
[4]	[2.50]	[34]	[1.17]
[5]	[2.50]	[35]	[1.16]

[6]	[2.50]	[36]	[1.15]
[7]	[2.43]	[37]	[1.13]
[8]	[2.36]	[38]	[1.11]
[9]	[2.29]	[39]	[1.09]
[10]	[2.22]	[40]	[1.07]

[11]	[2.15]	[41]	[1.05]
[12]	[2.09]	[42]	[1.05]
[13]	[2.03]	[43]	[1.05]
[14]	[1.97]	[44]	[1.05]
[15]	[1.91]	[45]	[1.05]

[16]	[1.85]	[46]	[1.05]
[17]	[1.78]	[47]	[1.05]
[18]	[1.71]	[48]	[1.05]
[19]	[1.64]	[49]	[1.05]
[20]	[1.57]	[50]	[1.05]

[21]	[1.50]	[51]	[1.05]
[22]	[1.46]	[52]	[1.05]
[23]	[1.42]	[53]	[1.05]
[24]	[1.38]	[54]	[1.05]
[25]	[1.34]	[55]	[1.05]

[26]	[1.30]	[56]	[1.05]
[27]	[1.28]	[57]	[1.04]
[28]	[1.26]	[58]	[1.03]
[29]	[1.24]	[59]	[1.02]
[30]	[1.22]	[60]	[1.01]
TABLE(S) CONTINUED ON NEXT PAGE

MPVNLG-2015                                                                                                           Page 4C

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

TABLE(S) CONTINUED

Contract Year	Factors	Contract Year	Factors
[61]	[1.01]	[74]	[1.01]
[62]	[1.01]	[75]	[1.01]
[63]	[1.01]	[76]	[1.01]
[64]	[1.01]	[77]	[1.01]
[65]	[1.01]	[78]	[1.01]

[66]	[1.01]	[79]	[1.01]
[67]	[1.01]	[80]	[1.01]
[68]	[1.01]	[81]	[1.01]
[69]	[1.01]	[82]	[1.01]
[70]	[1.01]	[83]	[1.01]

[71]	[1.01]	[84]	[1.01]
[72]	[1.01]	[85]	[1.01]
[73]	[1.01]	[86]	[1.01]
		[87]	[1.00]

END OF TABLE(S)

MPVNLG-2015                                                                                                           Page 4D

DEFINITIONS

We, our, us and Pruco Life. - Pruco Life Insurance Company of New Jersey.

You and your. - The owner(s) of the contract.

Insured. - The person named as the Insured on the first page.  He or she need not be the owner.

SEC. - The Securities and Exchange Commission.

Issue Date. - The contract date shown on the first page.

Anniversary or contract anniversary. - The same day and month as the contract date in each later year.

Contract Year. - A year that starts on the contract date or on an anniversary.

Monthly Date. - The contract date and the same day as the contract date in each later month.

Contract Month. - A month that starts on a monthly date.

Proceeds. - The amount we would pay if we were to settle the contract in one sum.

THE CONTRACT

Entire Contract

This policy and any attached copy of a rider, endorsement and application, including an application requesting a change, form the entire contract.  We assume that all statements in an application are made to the best of the knowledge and belief of the person(s) who make them; they are deemed to be representations and not warranties.  We rely on those statements when we issue the contract and when we change it.  We will not use any statement, unless made in an application, to try to void the contract, to contest a change, or to deny a claim.

Contract Modifications

Only a Pruco Life officer with the rank or title of vice president may agree to modify this contract, and then only in writing.

Incontestability

Except for non-payment of enough premium to prevent your policy from lapsing (see Default), we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.  The contract will be contestable for two years from the date of reinstatement during the lifetime of the Insured for information contained in the application for a reinstatement.  Any contest will only be based on material misrepresentation made in the attached application.

MPVNLG-2015                                                                           Page 5                                                      NY

OWNERSHIP

Unless a different owner is named in the application, the owner of the contract is the Insured.  This ownership arrangement will remain in effect unless you ask us to change it.

You may change the ownership of the contract by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed.  If we receive your request in a form that meets our needs, and the contract if we ask for it, we will file and record the change at our Home Office and it will take effect as of the date you signed the request.  Any rights created by your request will not apply to any payments we have made or actions we have taken before the request was received at our Home Office.  If the owner is a joint owner, all rights under this contract will be equally shared.  If there is a contingent owner, all rights under this policy will remain with the primary owner during the primary owner's lifetime.

While the Insured is living, the owner alone is entitled to any contract benefit and value, and to the exercise of any right and privilege granted by the contract or by us.

DEATH BENEFIT PROVISIONS

We will pay a benefit to the beneficiary at the Insured's death if this contract is in force at the time of that death; that is, if it has not been surrendered and it is not in default past the grace period.

If the contract is not in default, the amount we will pay will be the death benefit determined as of the date of the Insured's death reduced by any contract debt (described under Loans).

If the contract is in default, and the Insured's death occurs in the grace period (described under Default), we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

Payments received after the Insured's date of death will be returned.  Charges will not be deducted for any period after the Insured's date of death.

If the Insured's death occurs past the grace period, no death benefit is payable.

Death Benefit

This contract has a Type A or Type B death benefit. We show the type of death benefit that applies to this contract under Type of
Death Benefit.

If this contract has a Type A death benefit, the death benefit on any date is equal to the greater of: (1) the basic insurance amount, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the death benefit on any date is equal to the greater of: (1) the basic insurance amount plus the contract fund before deduction of any monthly charges due on that date, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

For the purpose of computing the death benefit, if the contract fund is less than zero we will consider it to be zero.  Your basic insurance amount and attained age factors are shown in the contract data pages.

MPVNLG-2015                                                                           Page 6                                                      NY

Additional Death Benefits

This contract may provide additional benefits, which may be payable on an Insured's death.  If it does, they will be listed on a contract data page, and a form describing the benefit will be included in this contract.  Any such benefit will be payable only if the contract is not in default past the grace period at the time of the death.

Method of Payment

You may choose to have any death benefit paid in a single sum or under one of the optional modes of settlement shown in the
Settlement Options provision.

Suicide Exclusion

If the Insured dies by suicide within two years from the Issue Date, this contract will end without any death benefit paid and we will return the gross premiums paid, less any contract debt and less any withdrawals.

Interest on Death Benefit

Any death benefit described above will be credited with interest that is calculated from the date of death.  The amount will be the greater of: (1) interest calculated at the rate required by the state in which the policy was delivered, and (2) interest calculated at a rate declared by Pruco Life.

DECREASE IN BASIC INSURANCE AMOUNT

You may decrease the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

1.     You must ask for the decrease in a form that meets our needs.

2.	The amount of the decrease must be at least equal to the minimum decrease in basic insurance amount shown under Contract
Limitations in the contract data pages.

3.	The basic insurance amount after a decrease must be at least equal to the minimum basic insurance amount shown under Contract
Limitations in the contract data pages.

4.     If we ask you to do so, you must send us the contract to be endorsed.

5.     The contract must not be in default.

6.	You may not decrease the basic insurance amount if any surrender charge on the decrease exceeds the amount in your contract fund less the administrative charge (shown under Adjustments to the Contract Fund) for the decrease.

We may decline the decrease if we determine it would cause the contract to fail to qualify as life insurance under the applicable tax law.  A decrease will take effect only if we approve your request for it at our Home Office and will take effect on the date we approve
it.  If we approve the decrease, we will recompute the contract's charges and values in the appropriate tables.  A decrease in the basic insurance amount may also affect the amount of any extra benefits this contract might have.  We will send you new contract data pages showing the amount and effective date of the decrease and the recomputed charges and values.  If the Insured is not living on the effective date, the decrease will not take effect.  We may deduct the administrative charge (shown under Adjustments to the
Contract Fund) for the decrease.

MPVNLG-2015                                                                           Page 7                                                      NY

Surrender Charge on Decreases

We will reduce the basic insurance amount by the amount of the decrease.  To determine the surrender charge associated with the decrease, we multiply the surrender charge (see Schedule of Surrender Charges) by the amount of the decrease, and divide by the basic insurance amount before the decrease.

COST OF INSURANCE

On each monthly date, we will deduct a charge for the cost of insurance from the contract fund.  The charge is based upon the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date.  To determine the maximum charge for the cost of insurance, we use the following method:

We determine the maximum cost of insurance rate for the basic insurance amount shown in the contract data pages using the maximum monthly rate shown under the Table of Maximum Monthly Insurance Rates.  We then multiply the rate by the net amount at risk (the death benefit minus the contract fund) divided by $1,000 to compute the maximum charge for the cost of insurance.  For the purpose of computing the net amount at risk, if the contract fund is less than zero, we will consider it to be zero.

CHANGING THE TYPE OF DEATH BENEFIT

This contract has a Type A or Type B death benefit (see Death Benefit).  Subject to our approval, you may change the type of death benefit.  We will adjust the basic insurance amount so that the death benefit immediately after the change will remain the same as the death benefit immediately before the change.

Type A to B

If you are changing from a Type A to a Type B death benefit, we will reduce the basic insurance amount by the contract fund on the date the change takes effect.  The basic insurance amount after the decrease must be at least equal to the minimum basic insurance amount, which we show under Contract Limitations in the contract data pages.  We may deduct from the contract fund a surrender charge for a reduction in the basic insurance amount as described in the Decrease in Basic Insurance Amount provision.  We may deduct from the contract fund the administrative charge shown for decreases in the basic insurance amount under Adjustments to the
Contract Fund.

Type B to A

If you are changing from a Type B to a Type A death benefit, we will increase the basic insurance amount by the contract fund on the date the change takes effect.  This increase in basic insurance amount will not increase the surrender charge threshold.

A change in the type of death benefit will take effect only if we approve your request at our Home Office.  If the change results in an increase in the net amount at risk, you may have to prove the Insured is insurable for that increase.  If there is no increase in the net amount at risk, we will not require such proof.  If we approve the change, we will recompute the contract's charges, values and limitations shown in the contract data pages.  The change will take effect on the monthly date that coincides with or next follows the date we approve your request.  We will send you new contract data pages showing the amount and effective date of the change in basic insurance amount and the recomputed charges, values and limitations.

Your request for a change must be in a form that meets our needs.  We may require you to send us this contract before we make the change.

MPVNLG-2015                                                                           Page 8                                                      NY

BENEFICIARY

You may designate or change a beneficiary by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed.  If we receive your request, and the contract if we ask for it, we will file and record the change at our Home
Office and it will take effect as of the date you signed the request.  Any rights created by your request will not apply to any payment(s) we have made or actions we have taken before your request was received.  Any beneficiary's interest is subject to the rights of any assignee we know of.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated.  To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on.  When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1.     One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2.     One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3.     Two or more in the same class who have the right to be paid will be paid in equal shares.

4.     If none survives the Insured, we will pay in one sum to the Insured's estate.

Before we make a payment, we have the right to decide what reasonable proof we need of the identity, age, or other facts about any persons designated as beneficiaries.  If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.  If a beneficiary is irrevocable, such beneficiary cannot be changed without the written consent of that beneficiary.

PREMIUM PAYMENT

Payment of Premiums

The minimum initial premium shown in the contract data pages is due on or before the contract date.  There is no insurance under this contract until that premium is paid.  We may require an additional premium if adjustments to premium payments plus any contract fund charges due on or before the payment date exceeds the minimum initial premium.

Subject to the limitations below, additional premiums may be paid at any time during the Insured's lifetime up to attained age 121 as long as the contract is not in default beyond the grace period.  At the end of the Limited No-Lapse Guarantee period shown in the Table of Limited No-Lapse Guarantee Values, a premium payment may be required to prevent the contract from entering default.  Premiums may be paid at one of our offices or to one of our authorized representatives.  We will give a signed receipt upon request.  The minimum premium we will accept is shown on a contract data page.  We have the right to refuse to accept a premium payment that would cause this contract to fail to qualify as life insurance under applicable tax law.  We also have the right to refuse to accept any payment that increases the death benefit by more than it increases the contract fund.

While a loan is outstanding, we will treat the amounts you pay as premium unless you submit to us a written request that they be treated as loan repayments.

Planned Premium

We show the planned premium in the contract data pages.  You asked us to bill you for this amount as of the contact date.  Payment of the planned premium will not guarantee the contract will remain in force, nor will it guarantee the contract will mature.

Invested Premium Amount

The invested premium amount is the portion of each premium you pay that we add to the contract fund.  It is equal to the premium paid minus the adjustments to premium payments shown on a contract data page.

MPVNLG-2015                                                                           Page 9                                                      NY

Crediting the Initial Premium Payment

If we receive the first premium payment on or before the contract date, we will credit the invested premium amount to the contract fund on the contract date.  If we receive the first premium payment after the contract date, we will credit the premium amount to the contract fund on the payment date.

Allocations

We will allocate 100% of any invested premium into the money market investment option until the tenth day after you receive this contract.  At the end of that day we will re-allocate the amount in the money market investment option in accordance with the Initial
Allocation of Invested Premium Amounts shown in the contract data pages or your most current premium allocation on file with us.

You may allocate all or a part of your invested premium amount to one or more of the investment options listed in the contract data pages.  You may choose to allocate nothing to a particular investment option.  You may not choose a fractional percentage.

The initial allocation of invested premium amounts is shown on a contract data page.  You may change the allocation for future invested premium amounts at any time if the contract is not in default.  To change your allocation, simply notify us in a form that meets our needs.  The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

CONTRACT FUND

When you make your first premium payment, the invested premium amount, less any charges due on or before that day, (including charges that are needed because you have asked us for a contract date that precedes the payment date) becomes your contract fund.

Amounts are added to and subtracted from the contract fund as shown under Adjustments to the Contract Fund in the contract data pages.  Amounts subtracted from the contract fund may cause the contract fund to be less than zero.  The contract fund is used to pay charges under this contract and will determine, in part, whether this contract will remain in force or go into default.  The contract fund is also used to determine your loan and surrender values, the amount you may withdraw, and the death benefit.

Cash Value

The cash value at any time is the contract fund less any surrender charge.  We show the surrender charge in the Schedule of
Surrender Charges.

Net Cash Value

The net cash value at any time is the cash value less any contract debt.

If the contract is in default, the net cash value is zero.

Net Amount at Risk

The net amount at risk is used to determine the cost of insurance as described under Adjustments to the Contract Fund.  It is equal to the death benefit (see Death Benefit) minus the contract fund.  For the purpose of computing the net amount at risk, if the contract fund is less than zero we will consider it to be zero.

Valuation of Variable Investment Options

Amounts allocated to a variable investment option are converted to a number of units.  The number of units added to each variable investment option is determined by dividing the amount allocated to each variable investment option by the dollar value of one unit for such variable investment option.

Amounts taken from each variable investment option decrease the number of units in each variable investment option.  The number of units subtracted from each variable investment option is determined by dividing the amount taken from the variable investment option by the dollar value of one unit for such variable investment option.

MPVNLG-2015                                                                           Page 10                                                      NY

The unit value for each variable investment option will vary to reflect the investment experience of the applicable fund and will be determined on each valuation day by multiplying the unit value of the particular variable investment option on the preceding valuation day by a net investment factor for that variable investment option for the valuation period then ended.  The valuation day is any date on which the New York Stock Exchange is open for trading and the variable investment option is valued.  The valuation period is the period of time from the close of the immediately preceding valuation day to the close of the current valuation day.

The net investment factor for each of the variable investment options is equal to:

1.	the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any dividend or capital gain distributions paid by that fund in the valuation period then ended); divided by

2.	the net asset value per share of the corresponding fund determined as of the end of the immediately preceding valuation period;
minus

3.	the daily portion of the mortality and expense risk charge shown in the contract data pages assessed during the valuation period.

The net investment factor may be greater or less than one.  Therefore, the value of a unit may increase or decrease.

If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that we cannot value the variable investment options, we may postpone all transactions which require valuation of the variable investment option until valuation is possible.

DEFAULT

Excess Contract Debt Default

If contract debt ever grows to be equal to or more than the cash value, the contract will have excess contract debt and will be in default.

Cash Value Default

On each monthly date, we will determine the cash value.  If the cash value is greater than zero and the contract has no excess contract debt, the contract will remain in force until the next monthly date.  If the cash value is zero or less, the contract is in default, unless it remains in force under a No-Lapse Guarantee.

Notice of Default and Grace Period

If the contract is in default, we will mail you a notice stating the amount we will need to keep the contract in force.  That amount will equal a premium which we estimate will keep the contract in force for three months from the date of default.  The notice will be mailed no earlier than, and within 30 days after, the processing date we determine the contract was in default.  We grant a 61-day grace period from the date we mail the notice to pay this amount.  The contract will remain in force during this period.  If that amount is not paid to us or postmarked by the end of the 61-day grace period, the contract will end and have no value.  At least 30 days prior to termination of coverage, we will send another notice to your last known address reiterating the amount you must pay to bring the policy out of default.  We will also send a notice to any assignee of record at least 30 days prior to termination of coverage.

LIMITED NO-LAPSE GUARANTEE

On each monthly date during the Limited No-Lapse Guarantee period shown under the Table of Limited No-Lapse Guarantee Values, and while the contract is in force, we will:

1.     Accumulate premium payments at 3% annual interest from the Monthly Date on or preceding the date of receipt;

2.     Accumulate any withdrawal amounts at 3% annual interest; and

3.	If the contract was previously reinstated (see Reinstatement), accumulate at 3% annual interest any loan amount at the time of default.

MPVNLG-2015                                                                           Page 11                                                      NY

We then subtract amounts 2 and 3 from amount 1 and compare the result to the values shown in or derived from the Table of Limited
No-Lapse Guarantee Values for such monthly date.  If the result is equal to or greater than the appropriate value and the contract has no excess contract debt, the contract will remain in force until the next monthly date.  If the result is less than the appropriate value and any of the events described under Default have occurred, the contract is in default as described under Default.

The Limited No-Lapse Guarantee will not prevent the contract from being in default for excess contract debt.

The Table of Limited No-Lapse Guarantee Values shows such values on contract anniversaries.  On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.  We will notify you in the annual report when any additional premium payment or other action is required to maintain the
Limited No-Lapse Guarantee.

PERSISTENCY CREDIT

On each monthly date after this contract has been in force for the period shown in the contract data pages and is not in default, we will add a persistency credit to the contract fund.  The persistency credit is calculated based on the unloaned portion of the contract fund.  Such credit is a result of a reduction in the interest margin for profit and expenses.  The persistency credit is nonforfeitable after crediting except indirectly due to surrender charges.

Allocation of Persistency Credit

We will allocate any persistency credit to the investment options using your investment allocation for future premium payments on file as of the monthly date.

REINSTATEMENT

If this contract ends without value, as described under Default, you may reinstate it.  The following conditions must be satisfied:

1.     The contract must not have been in default for more than 5 years.

2.     You must prove to us that the Insured is insurable for the contract.

3.	You must pay us a charge equal to: (a) an amount, if any, required to bring the cash value to zero on the date the contract went into default, plus (b) the deductions from the contract fund during the grace period following the date of default, plus (c) a premium that we estimate will be sufficient after administrative charges to cover the deductions from the contract fund for three monthly dates starting on the date of reinstatement.

4.	Any existing contract debt on the date of default will be cancelled and will not be reinstated. The amount of any existing contract debt on the date of default will not be included in the contract fund after reinstatement.

The date of reinstatement will be the date we approve your request.  We will deduct all required charges from your payment and put the balance in your contract fund.  If we approve the reinstatement, we will credit the contract fund with a refund of that part of any surrender charge deducted at the time of default which would have been charged if the contract were surrendered immediately after reinstatement.

Payment of only the amount needed to reinstate this contract may not reinstate the Limited No-Lapse Guarantee.  If the date of reinstatement occurs within the Limited No-Lapse Guarantee period shown under the Table Of Limited No-Lapse Guarantee Values, reinstatement of the Limited No-Lapse Guarantee is subject to the payment of sufficient premiums to bring the premiums accumulated at 3% annual interest less withdrawals and any loan amount at the time of default, both accumulated at 3% annual interest, up to the applicable amount shown in the Table of Limited No-Lapse Guarantee Values.

MPVNLG-2015                                                                           Page 12                                                      NY

SEPARATE ACCOUNT

Separate Account

The words "separate account", when we use them in this contract without qualification, mean any separate account we establish to support variable life insurance contracts like this one.  We list the separate account(s) available to you in the contract data pages.  We may establish additional separate accounts.  We will notify you within one year if we do so.

Variable Investment Options

A separate account may offer one or more variable investment options.  We list them in the contract data pages.  When permitted by law, and subject to any required notice to you and approval by regulatory authorities or policy owners, we have the right to make the following changes: establish additional variable investment options; substitute new variable investment options; merge existing variable investment options; eliminate existing variable investment options; restrict premium payments or transfers into any variable investment option; and close existing variable investment options to new investments.

Income and realized and unrealized gains and losses from assets in each variable investment option are credited to, or charged against, that variable investment option.  This is without regard to income, gains, or losses in other variable investment options.

Separate Account Investments

We may invest the assets of different separate accounts in different ways.  But we will do so only with the consent of the SEC and the
New York Department of Financial Services.  The process for obtaining consent is on file with the Superintendent of the New York
Department of Financial Services.

The portion of assets of the separate account equal to the reserves and other contract liabilities with respect to the account shall not be charged with liabilities arising out of any other business we may conduct.  The assets of the separate account shall be available to cover the liabilities of the general account only to the extent that the assets exceed the liabilities of the separate account arising under the variable life insurance policies supported by the separate account.

We will determine the value of the assets in each separate account registered with the SEC under the Investment Company Act of 1940 and any variable investment option on each day the New York Stock Exchange is open for business (see Valuation of Variable Investment
Options).

Change in Investment Policy

A portfolio of the fund might make a material change in its investment policy.  In that case, we will send you a notice of the change.
Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may transfer to the fixed rate option any amounts in the investment option investing in that portfolio. No material change in investment policy of a portfolio shall be made unless we have filed such change with the New York Department of Financial Services.

FIXED INVESTMENTS

We list all fixed investment options available to you in the contract data pages.  We may establish additional fixed investment options.
We will notify you within one year if we do so.  You may allocate all or part of your invested premium amount to an available fixed investment option.  As stated under Adjustments to the Contract Fund, we credit fixed investment options with guaranteed interest and we may credit them with excess interest no less frequently than annually.  Any excess interest credited is nonforfeitable after crediting except indirectly due to surrender charges.

Once each year, you have the option to transfer the entire amount in the variable investment options to any fixed investment option and surrender this contract for a fixed reduced paid-up insurance benefit.

MPVNLG-2015                                                                           Page 13                                                      NY

TRANSFERS

You have the right to transfer amounts into or out of variable investment options and into any fixed investment option up to twelve times in each contract year without charge if the contract is not in default.  Additional transfers may be made during each contract year, but only with our consent.  We may charge for additional transfers as we state under Adjustments to the Contract Fund.
Transfers out of any fixed investment option may be made only with our consent.

You may also transfer amounts from the variable investment options into any fixed investment option at any time (a) within eighteen months from the contract date, and (b) within 60 days of the effective date of a material change in the investment policy of a variable investment option (or the receipt of the notice of the option's availability, if later) with no restriction. Such transfers do not count toward the twelve transfers allowed in each contract year as stated above.

We may restrict the number, timing and amount of transfers in accordance with our rules if your transfer activity is determined by us to be disruptive to the variable investment option or to the disadvantage of other contract owners.  We may prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one contract owner.

To make a transfer, you must ask us in a form that meets our needs.  Unless otherwise restricted, the transfer will take effect on the date we receive your notice at our Home Office.

Dollar Cost Averaging

You may elect to transfer money periodically from the money market investment option into other variable investment options.
Transfers under dollar cost averaging do not count toward the twelve transfers allowed each contract year as stated above.  The transfer can be either a fixed dollar amount or a percentage of the amount you designate for this purpose.  The transfers may be made monthly, quarterly, semi-annually or annually.  It will take effect as of the end of the valuation period on the date coinciding with the period you select.  If the New York Stock Exchange is not open on that date, or if that date does not occur in a particular month, the transfer will take effect as of the end of the valuation period which immediately follows that date. This feature will end when (1) $50 or less remains of the amount you designated or (2) you ask us to cancel.

SURRENDER

You may surrender this contract for its net cash value (or a fixed reduced paid-up insurance benefit (see Contract Fund)).  To do so, you must ask us in a form that meets our needs.  We may require you to send us the contract.

Payment will be made as expeditiously as possible.  We will usually pay any net cash value within seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option provided by a separate account registered under the Investment Company Act of 1940 if: (1)
the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying you the remaining net cash value that is to come from any fixed investment option for up to six months.  If we do so for more than ten days, including surrenders of fixed reduced paid-up insurance, we will pay interest at the rate that then applies to
Option 3 (Interest Payment) of the Settlement Options provision.

Any net cash value available under the policy at any time other than on a policy anniversary will be calculated with allowance for lapse of time from the last preceding policy anniversary.

Fixed Reduced Paid-Up Insurance

This will be paid-up life insurance on the Insured's life.  We will pay the amount of this insurance when the Insured dies.  There will be cash values and loan values. The loan interest rate will be 5.5%. The amount of this insurance will be what is provided when we use the net cash value at the net single premium rate.  This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

MPVNLG-2015                                                                           Page 14                                                      NY

WITHDRAWALS

You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:

1.     You must ask for the withdrawal in a form that meets our needs.

2.	The net cash value after withdrawal may not be less than or equal to zero after deducting (a) any charges associated with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

3.     You may not withdraw less than the minimum amount shown under Contract Limitations.

4.	The basic insurance amount after withdrawals must be at least equal to the minimum basic insurance amount shown under
Contract Limitations.

Any amount withdrawn may not be repaid except as a premium subject to charges.

Effect on Contract Fund

We will reduce your contract fund on the date we approve your request by the withdrawal amount and any charges listed under
Adjustments to the Contract Fund.  Unless you request otherwise and we agree, we will take any withdrawal proportionately from all investment options that apply to the contract.

We may charge an administrative fee as stated under Adjustments to the Contract Fund.

Effect on Basic Insurance Amount

If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.

If you have a Type A death benefit and the withdrawal would cause the net amount at risk (see Contract Fund) to increase, we will reduce the basic insurance amount and, consequently, your death benefit to offset this increase.  The reduction in the basic insurance amount will never be more than the withdrawal amount.  If we reduce the basic insurance amount, we will recompute the contract's charges, values and limitations.  We will send you new contract data pages showing these changes.  We may also deduct a surrender charge from the contract fund as described in the Decrease in Basic Insurance Amount provision.

Payment will be made as expeditiously as possible.  We will usually pay any withdrawal amount within seven days after we receive your request at our Home Office.  But we have the right to postpone paying you the part of the withdrawal amount that is to come from any variable investment option provided by a separate account registered under the Investment Company Act of 1940 if: (1) the New York
Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying you the remaining withdrawal amount that is to come from any fixed investment option for up to six months.  If we do so for more than ten days, we will pay interest at the rate that then applies to Option 3 (Interest Payment) of the Settlement Options provision.

LOANS

Subject to the requirements of this provision, you may at any time borrow any amount up to the current loan value less any existing contract debt.  You may wish to consult with a tax advisor before taking a loan.

Loan Value

If the contract is not in default, the loan value at any time is equal to the sum of (a) 99% of the cash value attributable to the variable investment options, and (b) the balance of the cash value.

If the contract is in default, it has no loan value.

MPVNLG-2015                                                                           Page 15                                                      NY

Contract Debt

Contract debt at any time means the loan on the contract at that time, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Requirements

For us to approve a loan, the following requirements must be met:  you must assign this contract to us as sole security for the loan; the
Insured must be living; and the resulting contract debt must not be more than the loan value.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge

We will charge interest daily on any loan.  Interest is due on each contract anniversary, or when the loan is paid back, whichever comes first.  If interest is not paid when due, we will increase the loan amount by any unpaid interest.  Except as stated below, we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

Preferred Loans

On and after the 10th contract anniversary, all new and existing loans will be considered Preferred Loans.  Preferred Loans are charged interest at an effective annual rate shown under Preferred Loan Interest Rate in the contract data pages.

Effect on Contract Fund

When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited with interest as described in the contract data pages.

We will reduce the portion of the contract fund allocated to the investment options by the amount you borrow, and by loan interest that becomes part of the loan if it is not paid when due.

We will take any loan proportionately from all investment options that apply to the contract unless you ask us otherwise.

On each monthly date, if there is a contract loan outstanding at any time during the previous month, we will increase the portion of the contract fund in the investment options by interest credits accrued on the loan since the last monthly date.  When you repay all or part of a loan, we will increase the portion of the contract fund in the investment options by the amount of that repayment.  To do this, we will use your investment allocation for future premium payments on file as of the loan payment date.  We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate as described in the contract data pages by the amount of loan you repay.

We will not increase the portion of the contract fund allocated to the investment options by loan interest that is paid before we make it part of the loan.  We reserve the right to change the manner in which we allocate loan repayments.  If we make such a change, we will do so for all contracts like this one.  We will send you notice of any change.  If a loan results in a transfer out of a fixed investment option, we reserve the right to apply loan repayments to that same fixed investment option when the loan is repaid.

Payment will be made as expeditiously as possible.  We will usually pay any loan amount within seven days after we receive your request at our Home Office.  But we have the right to postpone paying you the part of the loan amount that is to come from any variable investment option provided by a separate account registered under the Investment Company Act of 1940 if: (1) the New York
Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying you the remaining loan amount that is to come from any fixed investment option for up to six months, except for any loan made to pay premiums due on any contracts you have with us.  We have the right to postpone paying you any loan for up to six months if the contract is being continued on a fixed reduced paid-up insurance basis (see Surrender).  If we do so for more than ten days, we will pay interest at the rate that then applies to Option 3 (Interest Payment) of the Settlement Options provision.

For the possible effect of excess contract debt and/or failure to repay loans, see Default.

MPVNLG-2015                                                                           Page 16                                                      NY

GENERAL PROVISIONS

Annual Report

Once each contract year we will send you, without charge, a report.  It will show: the current death benefit; the amount of the contract fund, if any, in each investment option at the beginning and at the end of the current report period; the net cash value; any contract debt and the interest rate we are charging; premiums paid, interest credited, investment results, charges deducted, and withdrawals taken since the last report.  The report will include the beginning and end dates of the current report and may also show any other data that may be required where this contract is delivered.  You may also request an illustrative report once each contract year at no cost.  We may charge a fee of up to $25 for providing additional illustrative reports.

Payment of Death Claim

Payment will be made as expeditiously as possible.  If we settle this contract in one sum as a death claim we will usually pay the proceeds within seven days after we receive at our Home Office proof of the Insured's death and any other information we need to pay the claim.  But we have the right to postpone paying the part of the proceeds that is to come from a variable investment option if: (1) the
New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.

Currency

Any money we pay, or that is paid to us, must be in United States currency.  Any amount we owe will be payable at our Corporate Office.

Misstatement of Age or Sex

If the Insured's stated age and/or sex are not correct, we will change each benefit and any amount to be paid to what the most recent deductions from the contract fund for the cost of insurance would have provided at the Insured's correct age and/or sex.

Assignment

You may request an assignment of your contract by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed.  We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Home
Office.  If we receive your request in a form that meets our needs, and the contract if we ask for it, we will file and record the assignment at our Home Office and it will take effect as of the date you signed the request.  We are not obliged to see that an assignment is valid or sufficient.  Any rights created by your request will not apply to any payments we have made or actions we have taken before the assignment was received at our Home Office.  This contract may not be assigned if such assignment would violate any federal, state, or local law or regulation prohibiting sex distinct rates for insurance.

Change in Plan

You may be able to have this contract changed to another plan of life insurance.  Any change may be made only if we consent, and will be subject to conditions and charges that are applicable to the new plan in accordance with regular rules in effect at the time of the change.

Factors Subject To Change

Subject to the minimums and maximums shown in the contract data pages, the following may change from time to time: charges for sales expenses, administrative expenses, cost of insurance and administrative charges, the rate of any excess interest and any persistency credit.  In deciding whether to change any of these charges, we will consider factors such as mortality, persistency, expenses, taxes, and interest and/or investment experience to see if a change in our assumptions is needed.  We will review and consider changes to the charges at least once every five years, but not more often than once per year.  We may review and consider changes to the rate of any excess interest more frequently than annually.  Changes will be based on future expectations of experience with respect to these factors.  Changes in factors will be by class.  Changes to the rate of any excess interest will be based upon interest and/or investment experience.  All changes will be determined only prospectively; that is, we will not recoup prior losses or distribute prior gains by means of these changes.

MPVNLG-2015                                                                           Page 17                                                      NY

Non-Participating

This contract will not share in our profits or surplus earnings.  We will pay no dividends on it.

Applicable Tax Law

This contract has been designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the
Internal Revenue Code of 1986, as amended.  We reserve the right, however, to decline any change we determine would cause this contract to fail to qualify as life insurance under the applicable tax law.  This includes changing the basic insurance amount, withdrawals, and changing the type of death benefit.  We also have the right to change this contract, to require additional premium payments, or to make distributions from this contract to the extent necessary to continue to qualify this contract as life insurance.
Finally, we reserve the right to take whatever action is necessary to prevent the contract from becoming a modified endowment contract under Section 7702A of the Internal Revenue Code unless you have otherwise indicated to us in writing that you want a modified endowment contract.

Age 121

We discontinue the monthly charges from the contract fund on the first contract anniversary on or following the Insured's 121st birthday.  You may continue the contract after that anniversary and it will then continue to operate as described in its provisions
(including the Death Benefit and Contract Fund provisions), although you may not make any premium payments, and no monthly charges will be deducted from the Contract Fund.  Loans, loan repayments, and withdrawals can continue to be made after age 121.
Cash value default may not occur on or following such anniversary.  Excess contract debt default may occur if contract debt ever grows to be equal to or more than the cash value (See Default).

The contract may not qualify as life insurance under Federal tax law after the Insured has attained age 100 and may be subject to adverse tax consequences.  A tax advisor should be consulted before you choose to continue the contract after the Insured reaches age 100.

BASIS OF COMPUTATION

Mortality Basis and Interest Rate

(A) We compute maximum monthly insurance rates using:

1.	the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Ultimate Mortality Table;

2.	the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

3.	age last birthday; and

4.	an effective interest rate of 2% a year.

(B) We compute all net single premiums and values for fixed reduced paid-up insurance using:

1.	the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Ultimate Mortality Table;

2.	the issue age of the Insured, and the length of time since the contract date;

3.	continuous functions based on age last birthday; and

4.	an effective interest rate of 4% a year.

Minimum Legal Values

The cash surrender values provided by this contract are at least as large as those set by law where it is delivered.  Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

MPVNLG-2015                                                                           Page 18                                                      NY

SETTLEMENT OPTIONS

Options Described

You may choose to have the proceeds (that is, any death benefit or any amount payable upon surrender of the contract) paid in a single sum or under one of the optional modes of settlement described below.

When the benefit is payable, we will pay it in a single sum check, unless another method of payment is requested by the policyowner or beneficiary and agreed to by us.

If the person who is to receive the proceeds of this contract wishes to take advantage of one of these optional modes, we will furnish, on request, details of the options we describe below or any others we may have available at the time the proceeds become payable.

Option 1 (Installments For A Fixed Period)

We will make equal payments for up to 25 years.  The Option 1 Table shows the minimum amounts we will pay.

Option 2 (Life Income)

We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for
120 months.  The Option 2 Table shows the minimum amounts we will pay.  But, we must have proof of the date of birth of the person on whose life the settlement is based.

Option 3 (Interest Payment)

We will hold an amount at interest (see Interest Rate).  We will pay the interest annually, semi-annually, quarterly, or monthly as requested by the policyholder.

Option 4 (Installments of a Fixed Amount)

We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available proceeds provide.

Option 5 (Non-Participating Income)

We will make payments like those of any annuity we then regularly issue that: (1) is based on United States currency; (2) is bought by a single sum; (3) does not provide for dividends; and (4) does not normally provide for deferral of the first payment.  Each payment will be at least equal to what we would pay under that kind of annuity with its first payment due on its contract date.  If a life income is chosen, we must have proof of the date of birth of any person on whose life the option is based.  Option 5 cannot be chosen more than 30 days before the due date of the first payment.

For Option 2 (life income) and Option 5 (if life income is chosen), if the monthly payment is the same for different periods certain, the longest period certain will be deemed to have been chosen.

Interest Rate

Payments under Options 1, 3 and 4 will be calculated assuming an effective interest rate of at least 1.5% a year.

For Option 2 we use the Annuity 2000 Mortality Table at 3% interest.  The mortality rates used from this table are the ones for an age that is two years younger than the age of the person who is to receive the proceeds of this contract.

We may include more interest.

MPVNLG-2015                                                                           Page 19                                                      NY

SETTLEMENT OPTIONS TABLES

OPTION 1 TABLE                                                                              OPTION 2 TABLE

MINIMUM AMOUNT OF                                 MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
MONTHLY PAYMENT FOR                                                           PAYABLE IMMEDIATELY
EACH $1,000, THE FIRST         AGE LAST                                                AGE LAST
PAYABLE IMMEDIATELY                  BIRTHDAY       Male            Female           BIRTHDAY           Male          Female

Number      Monthly                        5                $2.72             $2.68                  48                 $3.72              $3.51
of Years     Payment                      and under                                                          49                   3.77               3.56
                                                           6                  2.73              2.69                   50                   3.83               3.61
1                $83.90                          7                  2.74              2.69                   51                   3.88              3.66
2                  42.26                         8                  2.75              2.70                   52                   3.95               3.71
3                  28.39                         9                  2.76              2.71                   53                   4.01               3.76
4                  21.45                         10                  2.77              2.72                   54                   4.08              3.82
5                  17.28                         11                  2.78              2.73                   55                   4.15              3.88
                                                   12                  2.79              2.74                   56                   4.22              3.94
6                  14.51                         13                  2.80              2.75                   57                   4.30              4.01
7                  12.53                         14                  2.82              2.76                   58                   4.38              4.08
8                  11.04                         15                  2.83              2.77                   59                   4.47              4.16
9                   9.89                          16                  2.84              2.78                   60                   4.56              4.24
10                   8.96                         17                  2.85              2.79                   61                   4.66              4.32
       18                  2.87              2.80                   62                   4.76              4.41
11                   8.21                         19                  2.88              2.81                   63                   4.87              4.50
12                   7.58                         20                  2.89              2.83                   64                   4.98              4.60
13                   7.05                         21                  2.91              2.84                   65                   5.10              4.71
14                   6.59                         22                  2.93              2.85                   66                   5.23              4.82
15                   6.20                         23                  2.94              2.87                   67                   5.36              4.94
       24                  2.96              2.88                   68                   5.49              5.06
16                   5.85                         25                  2.98              2.90                   69                   5.64              5.19
17                   5.55                         26                  3.00              2.91                   70                   5.78              5.33
18                   5.27                         27                  3.01              2.93                   71                   5.94              5.48
19                   5.03                         28                  3.03              2.94                   72                   6.10              5.63
20                   4.81                         29                  3.06              2.96                   73                   6.26              5.79
       30                  3.08              2.98                   74                   6.43              5.96
21                   4.62                         31                  3.10              3.00                   75                   6.60              6.14
22                   4.44                         32                  3.13              3.02                   76                   6.78              6.33
23                   4.28                         33                  3.15              3.04                   77                   6.95              6.52
24                   4.13                         34                  3.18              3.07                   78                   7.13              6.71
25                   3.99                         35                  3.21              3.09                   79                   7.31              6.92
                                                    36                  3.23              3.11                   80                   7.49              7.12
       37                  3.27              3.14                   81                   7.67              7.33
Multiply the monthly amount                        38                  3.30               3.16                  82                  7.85               7.53
by 2.996 for quarterly,                                  39                  3.33               3.19                  83                  8.02               7.73
5.981 for semi-annual or                               40                  3.37              3.22                   84                   8.18               7.93
11.919 for annual.                                        41                  3.40              3.25                   85                   8.33              8.12
        42                  3.44              3.29                   86                   8.48              8.29
                                                     43                  3.48              3.32                   87                   8.62              8.46
        44                  3.53              3.35                   88                   8.75              8.61
        45                  3.57              3.39                   89                   8.87              8.75
        46                  3.62              3.43                   90                   8.98              8.88
        47                  3.67              3.47                   and over

MPVNLG-2015                                                                           Page 20

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MPVNLG-2015                                                                           Page 21

Individual Flexible Premium Variable Universal Life Insurance Policy.  Insurance payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, any persistency credit added, and charges.  Non-participating.

MPVNLG-2015                                                                           Page 22